UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2012
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure
On December 21, 2012, the Company issued a press release announcing the closing of the sale of 165,000 shares of its common stock pursuant to the underwriters' exercise of the over-allotment option, which the Company granted in connection with its previously announced underwritten public stock offering. Together with the 1,100,000 shares issued on December 10, 2012, the Company issued a total of 1,265,000 shares of common stock in the underwritten public offering, at a price to the public of $23.00 per share, for gross proceeds of $29.1 million. A copy of the press release relating to the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

99.1	Press release issued by the Company on December 21, 2012

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2012	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ James F. Ropella
	Name:	James F. Ropella
	Title:	Senior Vice President and CFO